Exhibit 99.1

Hearthstone Assisted Living, Inc. and Subsidiaries

Consolidated Financial Statements

Year Ended December 31, 2005

Contents

Report of Independent Auditors	2

Consolidated Balance Sheets as of March 31, 2006 (Unaudited) and December 31, 2005	3

Consolidated Statements of Income and Retained Deficit for the Year Ended December 31, 2005 and the Three Months Ended March 31, 2006 and 2005 (Unaudited)	4

Consolidated Statements of Stockholders’ Deficit at December 31, 2005 and 2004 and the Three Months Ended March 31, 2006 (Unaudited)	5

Consolidated Statements of Cash Flows for the Year Ended December 31, 2005 and the Three Months Ended March 31, 2006 and 2005 (Unaudited)	6

Notes to Consolidated Financial Statements	7

Report of Independent Auditors

Board of Directors

Hearthstone Assisted Living, Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheet of Hearthstone Assisted Living, Inc. and Subsidiaries (the Company) as of December 31, 2005, and the related consolidated statements of operations and accumulated deficit, stockholders’ deficit, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances but not for purposes of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Hearthstone Assisted Living, Inc. and Subsidiaries at December 31, 2005, and the consolidated results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States.

/s/ Ernst & Young LLP

March 31, 2006

HEARTHSTONE ASSISTED LIVING, INC. and SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31, 2005	March 31, 2006

		(unaudited)
Assets
Current assets:
Cash	$6,909,211	$9,423,413
Restricted funds, short term	4,428,640	4,167,913
Accounts receivable	1,878,908	1,803,803
Other current assets	3,436,636	2,971,739

Total current assets	16,653,395	18,366,868

Long-term assets:
Property and equipment
Buildings and improvements	123,465,889	123,516,455
Furniture and fixtures	8,161,272	8,164,149
Equipment	7,974,358	8,062,058
Vehicles	165,229	173,362

	139,766,748	139,916,024
Less accumulated depreciation	(34,611,488)	(35,743,621)

	105,155,260	104,172,403
Construction in progress	43,521	57,442
Land	14,556,023	14,556,023

	119,754,804	118,785,868

Other assets:
Restricted funds, long-term	1,175,410	1,177,558
Deferred financing costs, net of amortization	2,250,151	2,047,531
Goodwill	2,490,441	2,490,441
Other assets	460,610	458,230

	6,376,612	6,173,760

Total assets	$142,784,811	$143,326,496

Liabilities and Stockholders’ Deficit

Current liabilities:
Accounts payable	$3,413,668	$2,912,202
Accrued expenses	6,481,861	6,169,858
Current portion of long-term debt	50,661,773	52,753,782
Current portion of accrued exit fees	1,331,873	1,440,147

Total current liabilities	61,889,175	63,275,989

Long-term liabilities:
Notes payable	124,575,215	121,574,960
Other long-term liabilities	88,717	88,717

	124,663,932	121,663,677

Stockholders’ deficit:
Preferred stock, $1 par value: 7,000,0000 authorized, issued and outstanding shares: 4,084,161 in 2004 and 2003	61,963,434	61,963,434
Common stock, $0.02 par value: 15,000,000 authorized 1,562,700 shares issued and outstanding	31,254	31,254
Paid-in capital	247,281	247,281
Accumulated deficit	(105,910,265)	(103,755,139)
Treasury stock at cost - 31,250 shares	(100,000)	(100,000)

Total stockholders’ deficit	(43,768,296)	(41,613,170)

Total liabilities and stockholders’ deficit	$142,784,811	$143,326,496

HEARTHSTONE ASSISTED LIVING, INC. & SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME and RETAINED DEFICIT

	December 31, 2005	March 31,
		2006	2005
		(unaudited)
Income
Revenue	$89,401,372	$23,412,492	$21,350,035
Management fees	22,611	—	21,019
Other income	362,391	37,151	143,777

Total income	89,786,374	23,449,643	21,514,831

Operating Expenses
Salaries and benefits	35,769,832	8,923,254	8,876,253
Purchased services	1,747,812	443,876	425,795
Rent	265,700	69,706	63,369
General and administrative expenses	6,989,753	1,661,752	1,538,333
Marketing	4,210,124	916,085	1,199,981
Food and dining services	4,768,871	1,202,090	1,147,308
Property and plant	7,867,567	2,098,480	1,963,286
Community start up costs	—	2,720	—
Other expenses	1,216,842	689,774	317,572

Total operating expenses	62,836,501	16,007,737	15,531,897

Net operating income	26,949,873	7,441,906	5,982,934

Other income (expense)
Depreciation	(5,015,401)	(1,204,937)	(1,294,379)
Amortization	(1,154,976)	(253,596)	(293,434)
Interest expense	(14,342,210)	(3,811,102)	(3,965,655)
Interest income	222,699	80,686	38,884

	(20,289,888)	(5,188,949)	(5,514,584)
Minority interest	(362,003)	—	—

Income before taxes	6,297,982	2,252,957	468,350
Income tax expense	(329,941)	(97,831)	(24,536)

Net income	5,968,041	2,155,126	443,814
Retained deficit at beginning of year	(111,878,306)	(105,910,265)	(111,878,306)

Retained deficit at end of year	$(105,910,265)	$(103,755,139)	$(111,434,492)

HEARTHSTONE ASSISTED LIVING, INC. and SUBSIDIARIES

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)

	Preferred Stock		Common Stock		Additional Paid-In Capital	Retained Earnings Deficit	Treasury Stock	Total Stockholders’ Deficit

	Shares	Dollars	Shares	Dollars
Balance at December 31, 2004	4,675,836	$61,963,434	1,562,700	$31,254	$247,281	$(111,878,306)	$(100,000)	$(49,736,337)
Net income at December 31, 2005	—	—	—	—	—	5,968,041	—	5,968,041

Balance at December 31, 2005	4,675,836	61,963,434	1,562,700	31,254	247,281	(105,910,265)	(100,000)	(43,768,296)
Net income at March 31, 2006 (Unaudited)	—	—	—	—	—	2,155,126	—	$2,155,126

Balance at March 31, 2006 (Unaudited)	4,675,836	$61,963,434	1,562,700	$31,254	$247,281	$(103,755,139)	$(100,000)	$(41,613,170)

Hearthstone Assisted Living, Inc. and Subsidiaries

Consolidated Statement of Cash Flows

	For the Year Ended 12/31/2005	For the Three Months Ended
		3/31/2006	3/31/2005
		(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$5,968,041	$2,155,126	$443,814
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	5,015,401	1,204,937	1,294,379
Amortization	1,154,976	253,596	293,434
Gain from debt cancellation	(1,062,572)	—	—
Loss on sale of assets	48,976	11,233	12,621
Minority interest	264,201	—	—
Changes in operating assets and liabilities:
Accounts receivable, net	(569,040)	75,105	18,638
Other current assets	(1,496,781)	294,022	(73,820)
Other assets	140,491	1,414	146,541
Accounts payable	(240,033)	(501,475)	(753,670)
Accrued expenses	(183,695)	(312,003)	826,066
Accrued exit fees	(103,225)	108,274	349,038

Net cash provided by operating activities	8,936,740	3,290,229	2,557,041

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to property, plant and equipment	(1,448,657)	(248,954)	(302,779)
Proceeds from sale of assets	5,000	1,720	4,000

Net cash used in investing activities	(1,443,657)	(247,234)	(298,779)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from of long-term debt	3,541,239	—	73,371
Principal payments on long-term debt	(7,084,228)	(737,371)	(1,266,171)
Purchase of minority interest	(2,490,441)	—	—
Additions to deferred financing costs, net	(261,314)	(50,000)	(34,005)
Net deposits of restricted cash	265,305	258,578	389,885

Net cash used in financing activities	(6,029,439)	(528,793)	(836,920)

Net increase in cash and cash equivalents	1,463,644	2,514,202	1,421,342
Cash and cash equivalents at beginning of period	5,445,567	6,909,211	5,445,567

Cash and cash equivalents at end of period	$6,909,211	$9,423,413	$6,866,909

Hearthstone Assisted Living, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

As of December 31, 2005 and unaudited information as March 31, 2006 and for the three months ended March 31, 2006 and 2005.

December 31, 2005

1. Organization, Nature of Operations, and Basis of Presentation

Hearthstone Assisted Living, Inc. and Subsidiaries (the Company) is engaged in the development, operation, and management of assisted living communities. At December 31, 2005 and March 31, 2006, the Company operated 32 communities, of which all are owned, in ten states, including Texas, Tennessee, New Mexico, Arizona, Alabama, Oklahoma, Georgia, Michigan, Florida, and Ohio. The accompanying consolidated financial statements include the accounts of Hearthstone Management, Inc., H/C Realty Group, Inc., Hearthstone G.P., Inc., 12 community-specific general partners, 32 community limited partnerships (the Partnerships) (one for each assisted living community), and Long Horn Insurance Company Ltd. Until December 31, 2005, Hearthstone Assisted Living, Inc. had a minority interest stockholder in five of the Partnerships. The minority interest in the earnings of the subsidiary limited partnerships are presented separately in the consolidated financial statements. On December 23, 2005, the Company purchased the 15% minority interest in the five Partnerships. See Note 10 for further discussion. All significant intercompany transactions have been eliminated in consolidation. See Note 13 for further discussion related to the Company’s organization.

The consolidated financial statements as of March 31, 2006 and for the three months ended March 31, 2006 and 2005 are unaudited. These unaudited interim consolidated financial statements have been prepared in accordance with auditing standards generally accepted in the United States. In the opinion of management, the unaudited consolidated financial statements have been prepared on the same basis as the audited consolidated financial statements and include all adjustments (consisting only of normal recurring adjustments) which the Company considers necessary for a fair presentation of the financial position and the results of operations for the periods presented. Operating results for any interim period are not necessarily indicative of results for the full fiscal year or any future period.

Hearthstone Assisted Living, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

2. Significant Accounting Policies

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenue and expense during the reported period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. The Company, pursuant to its investment policy, invests its cash primarily in short-term money market funds, bank CDs, U.S. Treasury securities, and investment-grade commercial paper.

Fair Value of Financial Instruments

The carrying amounts of accounts receivable, other assets, accounts payable, accrued expenses, notes payable, and accrued exit fees approximate fair value.

Deferred Financing Costs

Deferred financing costs consist primarily of origination and commitment fees paid by the Company in connection with obtaining long-term financing. These costs are amortized over the term of the loan or commitment.

Revenue

Revenue includes amounts earned from residents of the Company’s assisted living communities under month-to-month rental agreements, which require the payment of rent at the beginning of each month. Revenue also includes amounts earned from residents for ancillary services as well as one-time community fees. Revenue is recognized by the Company when rental and other related services have been provided and earned under the terms of the rental agreements.

Hearthstone Assisted Living, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

2. Significant Accounting Policies (continued)

Advertising Costs

Advertising costs are expensed as incurred. Advertising expenses was $697,212 for the year ended December 31, 2005 and $167,826 and $282,226 for the three months ended March 31, 2006 and 2005, respectively.

Property and Equipment

Property and equipment are stated at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the related assets. Estimated useful lives for specific types of property and equipment are as follows:

Buildings	40 years
Food service equipment	10 years
Furniture and fixtures	5 – 7 years
Computer equipment	3 – 5 years
Vehicles	5 – 8 years

Property and equipment are reviewed for impairment whenever events or changes in circumstances indicate the related carrying amount may not be recoverable. When the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amount, impairment losses are recognized based on the excess of the assets’ carrying value over their fair value. No impairment losses were recognized during 2005.

Concentration of Credit Risk

The Company maintains an allowance for doubtful accounts for accounts receivable by providing for specifically identified accounts where collectibility is doubtful based on the aging of the receivables compared to past experience and current trends. Receivables are only written off after the Company and a contracted collection agency have exhausted all collection processes.

The Company’s financial instruments exposed to concentrations of credit risk consist primarily of cash and short-term investments. The Company places its funds into high credit quality financial institutions and, at times, such funds may be in excess of the Federal Deposit Insurance Corporation limits.

Hearthstone Assisted Living, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

2. Significant Accounting Polices (continued)

Stock Compensation

In December 2004, the Financial Accounting Standards Board (FASB) issued SFAS 123 (Revised), Share-Based Payment. The statement eliminates the ability to account for stock-based compensation using APB 25 and requires such transactions be recognized as compensation expense in the income statement based on their fair values on the date of the grant, with the compensation expense recognized over the period in which an employee is required to provide service in exchange for the stock award. The Company will adopt this statement on January 1, 2006, using a modified prospective application. As such, the compensation expense recognition provisions will apply to new awards and to any awards modified, repurchased, or canceled after the adoption date. Additionally, for any unvested awards outstanding at the adoption date, the Company will recognize compensation expense over the remaining vested period. The Company adopted SFAS 123 (Revised) on January 1, 2006 and there is no impact on adoption of this statement. No new option grants were made for the three months ended March 31, 2006.

Previously, the Company had elected to follow Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (APB 25), and related interpretations in accounting for its employee stock options because, as discussed below, the alternative fair value accounting provided for under Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation (SFAS 123), requires the use of option valuation models that were not developed for use in valuing employee stock options. Under APB 25, because the exercise price of the Company’s employee stock options equals or exceeds the market price of the underlying stock on the date of grant, no compensation expense is recognized.

Pro forma information regarding net loss is required by SFAS 123. The Company’s pro forma net income (loss) for the year ended December 31, 2005 and for the three months ended March 31, 2005 was the same as its reported net income (loss) of $5,968,041 and $443,814, respectively. The fair value of granted options was estimated at the date of grant using a nonpublic company option pricing model with the following weighted-average assumptions for 2005: risk-free interest rate of 4.5%, dividend yield rate of 0%, and a weighted-average expected life of the options of four years. Using the above-described model, options granted during the year ended December 31, 2005, were estimated to have a zero fair value at the date of grant. On May 31, 2006 the Company terminated the 1997 Stock Option Plan. See Note 13 for further discussion

Goodwill

Goodwill represents the excess of costs over fair value of purchase of minority interests and is not amortized. Goodwill will be reviewed for impairment at least annually or if an indicator of impairment exists.

Income Tax

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, which provides for a liability approach to accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates that will be in effect when the differences are expected to reverse.

Hearthstone Assisted Living, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

3. Preferred Stock

As of December 31, 2005, the Company had five classes of preferred stock outstanding. All shares of preferred stock rank senior to the shares of the Company’s common stock relative to dividends, liquidation, or dissolution. The Company’s various classes of preferred stock as of December 31, 2005, are summarized as follows:

	Number of Preferred Shares Originally Issued	Issuance Date	50-to-1 Split of Series A Shares	Total Common Shares on a Fully Converted Basis
Series A	12,075	October 1996	603,750	638,502
Series B	1,070,937	October 1997	1,070,937	1,136,853
Series C	1,096,929	August 1998	1,096,929	1,209,604
Series D	1,333,333	January 2000	1,333,333	1,418,439
Series F	570,887	January 2001	570,887	607,327

	4,084,161		4,675,836	5,010,725

Series A shares were subsequently split 50:1 to a total of 603,750 shares. All classes of preferred stock are convertible to common stock. Preferred stock is convertible into a number of common shares computed by multiplying the number of shares to be converted by $7.87 (Series A post-split), $9.81 (Series B), $16.55 (Series C), $11.28 (Series D), and $11.28 (Series F) and dividing the results by conversion prices then in effect.

The Series D preferred stock ranks senior to the Series A, B, and C preferred stock relative to preferences and rights. The Series F preferred stock ranks senior to the Series A, B, C, and D preferred stock.

Holders of the Series A, B, and C preferred stock are entitled to receive, as and when declared, cumulative preferential dividends of 8% compounded annually. Holders of the Series D and F preferred stock are entitled to receive, as and when declared, cumulative

Hearthstone Assisted Living, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

3. Preferred Stock (continued)

preferential dividends of 11.5% compounded annually. Through December 31, 2005, no such dividends have been declared or paid. Cumulative unpaid dividends are summarized as follows for the year ended December 31, 2005 and the three months ended March 31, 2006.

	March 31, 2006	December 31, 2005
Series A	$5,381,080	$5,182,931
Series B	10,108,191	9,702,107
Series C	17,579,859	16,835,954
Series D	15,491,772	14,617,328
Series F	5,250,102	4,914,407

Total	$53,811,004	$51,252,727

Upon liquidation, holders of the Series F preferred stock are entitled to receive a premium (the Series F Premium). During the year ended December 31, 2005, the Series F Premium was $18.00 per share. In future years, the Series F Premium will continue to be $18.00 per share. As of December 31, 2005, the Series F Premium totaled $10,275,966.

On or after December 31, 2003, at the election of the holders of at least one-half of Series A, B, C, or D, or at least one-third of Series F preferred stockholders, the Company shall redeem the shares of such series at a price per share equal to the liquidation value per share for that series. The Company would be required to undertake such redemptions only if the Company, based on its own assessment, had sufficient liquidity after undertaking such redemptions to meet all its other obligations and maintain a prudent level of ongoing liquidity in the normal course of operating the business. The Company does not intend to redeem these shares based on the analysis of its liquidity. Shares can be settled in cash, shares, or a combination of both.

The Company used the proceeds from the issuance of preferred stock to finance development.

See Note 13 for further discussion of preferred stock.

Hearthstone Assisted Living, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

4. 1997 Stock Option Plan

On January 1, 1997, the Company approved the adoption of the Hearthstone Assisted Living, Inc. 1997 Stock Option Plan (the Plan). As of December 31, 2005, the Company reserved 650,947 shares of common stock for future issuance. The options may be granted at prices not less than 100% of the fair market value at the date of the option grant. The options have a ten-year term from issue date and are exercisable at such time or times, whether or not in installments, as shall be determined by the compensation committee.

A summary of the Company’s stock option activity for the year ended December 31, 2005 and the three months ended March 31, 2006, is as follows:

	March 31, 2006		December 31, 2005
	Options	Exercise Price	Options	Exercise Price
Outstanding at beginning of period	401,448	$2.00 – 4.00	403,385	$2.00 – 4.00
Granted			6,000	$2.00
Canceled	(2,063)	$2.00	(7,937)	$2.00 – 4.00

Outstanding at end of period	399,385		401,448

Exercisable at end of period	68,448		68,448

Weighted-average exercise price of exercisable options at end of period		$2.58		$2.64

Weighted-average remaining contractual life of options outstanding at end of period		4.10		4.25

Hearthstone Assisted Living, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

5. Stock Warrants

In addition to the stock options issued under the Plan, warrants to purchase 83,826 shares of common stock remain outstanding at December 31, 2005. All of these warrants were granted in 2003, have an exercise price of $2.00 share, and will expire on April 1, 2008. As of December 31, 2005, no warrants have been exercised and the value of the warrants is zero. As of March 31, 2006, no warrants had been exercised, and while the value of the warrants was determined to be greater than zero, the exact amount could not be determined.

6. Notes Payable

The Company’s notes payable consist of the following at December 31 and March 31, 2006.

	March 31, 2006	December 31, 2005
Floating-rate notes payable, accruing interest at variable rates generally based on LIBOR plus margins ranging from 3.25% to 4.25%. Annual interest rates in effect for these loans ranged from 6.0% to 7.92% at December 31, 2005 and March 31, 2006. Monthly payments of principal and interest are required. These notes are secured by first lien deeds of trust on certain of the Company’s assisted living communities	$67,504,208	$67,725,596

Fixed-rate notes payable, accruing interest at annual fixed rates ranging from 5.88% to 9.13%. Monthly principal and interest payments are required based on 25- to 40-year amortization schedules. Prepayments are not allowed during certain periods and, otherwise, may be subject to certain prepayment penalties. These notes are primarily secured by first lien deeds of trust on certain of the Company’s assisted living communities	94,489,200	94,965,192

Hearthstone Assisted Living, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

6. Notes Payable (continued)

	March 31, 2006	December 31, 2005

Notes payable under mezzanine financing agreements. These notes are secured by second lien deeds of trust on certain of the Company’s assisted living communities, require monthly interest payments at annual fixed rates ranging from 12% to 13%, and mature at various times through 2007. Additionally, at maturity, these notes require the Company to pay additional amounts (Exit Fees) that allow the lenders to generate internal rates of return of 20% and 22% over the terms of the notes. The Company accrues the Exit Fees monthly. At December 31, 2005 and March 31, 2006, accrued Exit Fees on these mezzanine financing agreements totaled $29,016 and $27,884 respectively.

	9,678,720	9,689,974

Junior, secured debenture. This note is secured by the Company’s excess land and excess cash flows from its assisted living communities. The note requires monthly interest-only payments based on an annual rate of 12.5% and matured in March 2006 and extended to July 2006. It contains a provision under which the Company may be required to pay to the lender an amount (the Royalty Payment) equal to 75.0% of the amount by which the Company’s consolidated revenues for the preceding 12-month period exceeds $41,742,888 (such Royalty Payment is limited to a gradually escalating maximum amount over the term of the note ranging from $21,090 in January 2002 to $1,564,795 at maturity) upon the occurrence of certain events such as prepayment of the note, an event of default, an initial public offering, etc. As of December 31, 2005 and March 31, 2006, the accrued Royalty Payment on this note totaled $1,302,857 and $1,412,263 respectively.

	2,500,000	2,500,000

Capital leases secured by telephone and other equipment at the Company’s assisted living communities. These notes accrue annual interest ranging from 10.5% to 18% and mature at various times through 2010	156,614	356,226

Total notes payable	174,328,742	175,236,988
Current portion	(52,753,782)	(50,661,773)

Notes payable, net of current portion	$121,574,960	$124,575,215

Hearthstone Assisted Living, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

6. Notes Payable (continued)

Restricted cash includes restricted amounts held by certain lenders. These funds serve as additional security under the notes and, under certain circumstances, may be released to the Company. Restricted cash is summarized as follows, between current and noncurrent, at December 31, 2005 and March 31, 2006.

	March 31, 2006		December 31, 2005
	Current	Noncurrent	Current	Noncurrent
Funds reserved for property taxes, insurance, and current working capital	$2,657,259	$—	$2,918,590	$—
Debt service reserves	56,486	1,177,558	55,882	1,175,410
Certificate of deposit	1,454,168	—	1,454,168	—

	$4,167,913	$1,177,558	$4,428,640	$1,175,410

Certain loan agreements require the Company to maintain specified minimum debt service coverage ratios and other related liquidity covenants. Although the Company has made the required payments of principal and interest through December 31, 2005, certain minimum debt service coverage covenants were not in compliance. In accordance with the loan agreements, the lenders may, at their discretion, require the Company to deposit additional cash collateral (in amounts determined in accordance with specified calculations) in order to avoid a declaration of default by the lender. Through December 31, 2005 and March 31, 2006, the Company has not been required to post such additional cash collateral amounts and there have been no declarations of default by the lenders. Should the Company be required to deposit additional amounts with the lenders in order to avoid a default declaration, management believes the Company would have sufficient liquidity in order to do so. Accordingly, all amounts are classified based on their original maturity date.

Hearthstone Assisted Living, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

6. Notes Payable (continued)

Scheduled maturities of notes payable at December 31, 2005 and March 31, 2006 are as follows:

	March 31, 2006	December 31, 2005
2006	$52,753,782	$50,661,773
2007	45,628,570	13,234,551
2008	1,873,632	36,766,546
2009	2,010,380	1,901,016
2010	2,138,715	20,330,748
Thereafter	69,923,663	52,342,354

	$174,328,742	$175,236,988

The Company had four subordinated loans from Dynex Capital (Dynex) for a total principal balance outstanding of $1,854,869 and accrued interest, accrued exit fees, late fees, and penalties of $2,607,703 in addition to principal. After extended settlement discussions, an agreement was reached whereby Dynex agreed to accept $3,400,000 as settlement in full of all amounts owed by the Company. This settlement was closed on August 16, 2005, and the Company wrote off $1,062,572 of the remaining Dynex obligations through other income.

7. Related-Party Transactions

On January 14, 2000, the Company issued 14,583 shares of Series D preferred stock to Timothy P. Hekker, its president, in exchange for a note receivable of $175,000. This note accrues annual interest at 5%, matures on April 1, 2008, and is included in other assets in the consolidated balance sheets.

8. Federal Income Taxes

The Company had a federal net operating loss carryforward of approximately $105,547,853 at December 31, 2005. The net operating loss carryforward expires in the years 2008 through 2022. The net operating loss carryforward and other significant deferred tax assets and liabilities, including those related to property, plant, and equipment and accrued liabilities, yield a deferred tax asset of approximately $31,840,952 as of December 31, 2005. A valuation allowance was recorded against this deferred tax asset, resulting in a net deferred tax asset of zero at December 31, 2005. During the year ended December 31, 2005 and the three months ended March 31, 2006 and 2005, the

Hearthstone Assisted Living, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

8. Federal Income Taxes (continued)

Company accrued a federal and state tax liability of $329,941, $97,831,and $24,536, respectively.

9. Commitments Contingencies

The Company is obligated under operating leases for its corporate offices and for vehicles used in operations. These leases contain minimum lease terms expiring at various times through 2008. The corporate office lease requires the Company to pay additional amounts for future increases, if any, in property operating expenses and real estate taxes. Rent expense was $265,700 for the year ended December 31, 2005. Assets under capital leases in the amount of $463,619 and accumulated amortization of $324,664 are included in property and equipment as of December 31, 2005.

The following is a schedule of future minimum annual rental payments required under operating leases that have initial or remaining noncancelable lease terms in excess of one year as of December 31, 2005:

2007	$731,981
2008	700,643
2009	544,554
2010	303,310
2011 and thereafter	278,825

$2,559,313

The Company is involved in various claims and pending or threatened legal actions involving a variety of matters. The total liability on these matters at December 31, 2005, cannot be determined; however, in management’s opinion, any ultimate liability, to the extent not otherwise provided for, should not materially affect the Company’s consolidated financial position, liquidity, or results of operations.

On September 24, 2002, the compensation committee approved the 2002 Executive Interim Compensation Plan (Executive Plan). The Executive Plan was created to provide key executive personnel with a long-term proprietary incentive. The incentive is based on the attainment of certain earnings before interest, taxes, depreciation, and amortization thresholds and is only payable upon the occurrence of certain specified events. No

Hearthstone Assisted Living, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

9. Commitments and Contingencies (continued)

amounts were accrued under the Executive Plan as of December 31, 2005, as no specified events had occurred.

On November 15, 2004, the compensation committee approved the 2004 Gain Sharing Plan (Gain Sharing Plan). The Gain Sharing Plan was created to provide key executive personnel with a long-term proprietary incentive. The incentive is based on the net distributable proceeds to stockholders from a recapitalization. No amounts were accrued under the Gain Sharing Plan as of December 31, 2005, as no specific events had occurred.

10. Purchase of a Minority Interest

A buy-out agreement was entered into on August 2, 2005, between Hearthstone Assisted Living and Hearthstone Investments L.C. (minority interests) to purchase Hearthstone Investments L.C.’s 15% interests in the five Partnerships of Wharton Assisted Living, Ltd., Texas City Assisted Living Ltd., Conroe Assisted Living, Ltd., Victoria Assisted Living, Ltd., and Temple Assisted Living, Ltd., for $2,400,000. Pursuant to that buy-out agreement, a distribution totaling $398,243 was made on August 1, 2005, to Hearthstone Investments L.C. representing distributions to minority interest investors in the Texas City and Conroe partnerships reflecting partnership cash balances as of December 31, 2004. The Company has recorded the $2,400,000 as goodwill.

11. 401(k) Plan

The Company had a 401(k) plan for all full-time employees. The Company has the option to match employee contributions up to a specified limit. The Company did not make contributions to the plan in December 31, 2005 or in the three months ended March 31, 2006 and 2005.

12. Health Benefits and Insurance

Effective August 1, 2001, the Company began self-insuring its health benefits provided to its employees under a group program. The program provides health benefits (hospital, surgical, major medical, and prescription) to the employees of the Company. The program entered into contracts with service agents who supervise and administer this program. The program entered into a stop-loss insurance contract consisting of medical-specific and

Hearthstone Assisted Living, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

12. Health Benefits and Insurance (continued)

aggregate stop-loss insurance to protect assets against significant claims expense. Specific stop-loss insurance provides coverage on individual claims incurred in excess of $75,000.

Aggregate stop-loss insurance provides coverage on aggregate claims based on a monthly factor and the number of covered units.

Current health benefit losses are estimated based upon the group program’s experience. Unpaid estimated health benefit losses are reserved in the year of the loss. As of December 31, 2005 accrued expenses include $76,000 relating to the Company’s self-insurance program.

In March 2003, the Company formed Long Horn Insurance Company, Ltd. (Long Horn). Long Horn is a captive insurance company that insures the Company’s assisted living facilities for professional, general, and employee benefit liability risks. For the policy period, the limits of the claims-made policy were $3,000,000 in aggregate and $1,000,000 per occurrence in excess of $100,000. As of December 31, 2005 accrued expenses include $957,480 relating to the Company’s captive insurance program. Additionally, as of December 31, 2005, accrued expenses include $424,880 relating to the Company’s professional liability deductible.

The Company became a nonsubscriber to workers’ compensation for facilities located in Texas during 2001 in an effort to reduce expenses. Stop-loss insurance was purchased from Combined Insurance Company in 2004 for the facilities in Texas. The Company is liable for the first $100,000 in claims in Texas. Outside of Texas, the Company is liable for the first $300,000 in claims. As of December 31, 2005 accrued expenses include $427,587 relating to the Company’s self-insurance program.

Hearthstone Assisted Living, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

13. Subsequent Events

On March 22, 2006, Nationwide Health Properties, Inc. (NHP), announced that it entered into definitive agreements for the acquisition and master leaseback of the 32-facility, 10-state real estate holdings of the Company. Under the sale-leaseback arrangement with NHP, the Company will enter into leases with NHP with an initial term of 15 years with two 10-year renewal options. The Company will continue to operate the 32 facilities.

All existing Hearthstone preferred and common stock would be redeemed by the contemplated NHP transaction. The NHP transaction closed on June 1, 2006 as described in the NHP Form 8-K filed on June 6, 2006.